Exhibit 99.1

Triumph Bancorp Reports Fourth Quarter Net Income to Common Stockholders of $6.1 Million and 2016 Annual Net Income to Common Stockholders of $19.8 million.

DALLAS – January 23, 2017 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (NASDAQ: TBK) today announced earnings and operating results for the fourth quarter and full year of 2016.

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and Non-GAAP Financial Reconciliation” at the end of this document.

2016 Fourth Quarter Highlights

•

For the fourth quarter of 2016, net income was $6.3 million and net income available to common stockholders was $6.1 million, compared to net income of $4.8 million and net income available to common stockholders of $4.5 million for the quarter ended September 30, 2016.

•

Diluted earnings per share were $0.33 for the quarter ended December 31, 2016, compared to $0.25 for the quarter ended September 30, 2016.  Adjusted diluted earnings per share, which excluded acquisition-related costs, were $0.32 for the quarter ended September 30, 2016.

•

For the quarter ended December 31, 2016, our annualized return on average common equity and return on average assets were 8.60% and 0.96%, respectively, compared to an annualized return on average common equity and return on average assets of 6.51% and 0.84%, respectively, for the quarter ended September 30, 2016.  Our ratio of tangible common stockholders’ equity to tangible assets was 8.98% as of December 31, 2016.

•	Net interest margin (“NIM”) was 5.60% for the quarter ended December 31, 2016, compared to 5.79% for the quarter ended September 30, 2016.
•	Total loans held for investment increased $67.8 million or 3.5% to $2.028 billion at December 31, 2016.
•	We completed the core system conversion and operating integration associated with our acquisition of ColoEast Bankshares, Inc.

2016 Annual Highlights

•

For the year ended December 31, 2016, net income was $20.7 million and net income available to common stockholders was $19.8 million, compared to net income of $29.1 million and net income to common stockholders of $28.4 million for the year ended December 31, 2015.  The financial results for the year ended December 31, 2015 included a net benefit of $14.0 million realized on our acquisition of Doral Money, Inc.

•

Fully diluted earnings per share were $1.10 for the year ended December 31, 2016, compared to $1.57 for the year ended December 31, 2015.  Adjusted fully diluted earnings per share were $1.17 for the year ended December 31, 2016, compared to $0.80 for the year ended December 31, 2015.

•	Return on average common equity was 7.29% and return on average assets was 1.00% for the year ended December 31, 2016, compared to 11.44% and 1.89%, respectively, for the year ended December 31, 2015.
•	Net interest margin was 5.91% for the year ended December 31, 2016, compared to 6.49% for the year ended December 31, 2015.

Balance Sheet

Average loans outstanding for the fourth quarter of 2016 were $1.957 billion, an increase of $233.3 million, or 13.5%, from the average balance for the quarter ended September 30, 2016.  Total loans held for investment were $2.028 billion at December 31, 2016, an increase of $67.8 million or 3.5% in the fourth quarter and $735.7 million or 57.0% for the year ended December 31, 2016.  Our commercial finance loan portfolio totaled $693.7 million as of December 31, 2016, an increase of $55.8 million or 8.7% in the fourth quarter and $172.7 million or 33.1% for the year ended December 31, 2016.

Total deposits were $2.016 billion at December 31, 2016, an increase of $65.1 million or 3.3% for the fourth quarter of 2016 and an increase of $766.8 million or 61.4% for the year ended December 31, 2016.  Non-interest-bearing deposits accounted for 18% of total deposits and non-time deposits accounted for 54% of total deposits at December 31, 2016. The average cost of our total deposits was 0.54% for the quarter ended December 31, 2016 compared to 0.57% for the quarter ended September 30, 2016, on an annualized basis.

Net Interest Income

We earned net interest income for the quarter ended December 31, 2016 of $33.5 million compared to $30.4 million for the quarter ended September 30, 2016.  Yields on loans for the quarter ended December 31, 2016 were down 6 bps from the prior quarter to 7.36% (down 28 bps from the prior quarter to 6.82% adjusted to exclude loan discount accretion). NIM adjusted to exclude loan discount accretion was 5.15% for the quarter ended December 31, 2016 compared to 5.53% for the quarter ended September 30, 2016.

We earned net interest income of $112.4 million for the year ended December 31, 2016, compared to $90.7 million for the year ended December 31, 2015.

Asset Quality

Non-performing assets decreased 7 bps from September 30, 2016 to 1.98% of total assets at December 31, 2016.  The ratio of past due to total loans decreased to 3.61% at December 31, 2016 from 3.86% at September 30, 2016.  We recorded net charge-offs of $1.95 million for the quarter ended December 31, 2016 compared to net charge-offs of $1.68 million for the quarter ended September 30, 2016.  We recorded a provision for loan losses of $2.4 million for the quarter ended December 31, 2016 compared to a provision of $2.8 million for the quarter ended September 30, 2016. From September 30, 2016 to December 31, 2016, our allowance for loan and lease losses (“ALLL”) increased from $14.9 million or 0.76% of total loans to $15.4 million or 0.76% of total loans.

We recorded net charge-offs of $3.9 million for the year ended December 31, 2016 compared to net charge-offs of $0.8 million for the year ended December 31, 2015.  We recorded a provision for loan losses of $6.7 million for the year ended December 31, 2016 compared to a provision of $4.5 million for the year ended December 31, 2015.

Non-interest Income and Expense

We earned non-interest income for the quarter ended December 31, 2016 of $6.2 million compared to $6.1 million for the quarter ended September 30, 2016. We earned non-interest income of $21.0 million for the year ended December 31, 2016, compared to $33.3 million for the year ended December 31, 2015. Non-interest income for the year ended December 31, 2015 included a $15.1 million bargain purchase gain realized on the acquisition of Doral Money, Inc.

For the quarter ended December 31, 2016, non-interest expense totaled $26.9 million, compared to $25.8 million for the quarter ended September 30, 2016. We incurred non-interest expense of $93.1 million for the year ended December 31, 2016, compared to $81.9 million for the year ended December 31, 2015.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 8:30 a.m. Central Time on Tuesday, January 24, 2017. Dan Karas, Chief Lending Officer, will also be available for questions.

To participate in the live conference call, please dial 1 (855) 779-1042 (U.S. and Canada) and enter Conference ID # 50738513.  A simultaneous audio-only webcast may be accessed via our website at www.triumphbancorp.com through the Investor Relations, Webcasts and Presentations links, or through a direct link here at http://edge.media-server.com/m/p/jufcx4kr. An archive of this conference call will subsequently be available at this same location on our website.

About Triumph

Headquartered in Dallas, Texas, Triumph Bancorp, Inc. (NASDAQ: TBK) is a financial holding company with a diversified line of community banking, commercial finance and asset management activities. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: our limited operating history as an integrated company; business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market area; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses and any future acquisitions; changes in management personnel; interest rate risk; concentration of our factoring services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve non-performing assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; risks related to our asset management business; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the obligations associated with being a public company; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; failure to receive regulatory approval for future acquisitions; increases in our capital requirements; and risk retention requirements under the Dodd-Frank Act.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 26, 2016.

Non-GAAP Financial Measures

This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor its operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended					As of and for the Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2016	2016	2016	2016	2015	2016	2015
Financial Highlights (Dollars in thousands):
Total assets	$2,641,067	$2,575,490	$1,783,395	$1,687,795	$1,691,313	$2,641,067	$1,691,313
Loans held for investment	$2,027,624	$1,959,855	$1,410,518	$1,245,840	$1,291,885	$2,027,624	$1,291,885
Deposits	$2,015,785	$1,950,677	$1,275,154	$1,260,393	$1,248,950	$2,015,785	$1,248,950
Net income available to common stockholders	$6,064	$4,506	$4,431	$4,812	$4,312	$19,813	$28,353

Performance Ratios - Annualized:
Return on average assets	0.96%	0.84%	1.07%	1.20%	1.10%	1.00%	1.89%
Return on average total equity	8.58%	6.63%	6.69%	7.39%	6.68%	7.33%	11.31%
Return on average common equity (1)	8.60%	6.51%	6.64%	7.37%	6.63%	7.29%	11.44%
Return on average tangible common equity (1)	10.32%	7.60%	7.37%	8.23%	7.45%	8.37%	12.98%
Yield on loans	7.36%	7.42%	8.50%	7.84%	8.17%	7.71%	8.62%
Adjusted yield on loans (1)	6.82%	7.10%	7.81%	7.47%	7.84%	7.23%	8.20%
Cost of interest bearing deposits	0.66%	0.68%	0.72%	0.74%	0.71%	0.70%	0.67%
Cost of total deposits	0.54%	0.57%	0.63%	0.64%	0.61%	0.59%	0.58%
Cost of total funds	0.73%	0.61%	0.68%	0.69%	0.66%	0.68%	0.64%
Net interest margin	5.60%	5.79%	6.53%	5.90%	6.20%	5.91%	6.49%
Adjusted net interest margin (1)	5.15%	5.53%	5.98%	5.61%	5.94%	5.52%	6.16%
Net non-interest expense to average assets	3.16%	3.43%	3.85%	3.61%	3.74%	3.47%	3.16%
Adjusted net non-interest expense to average assets (1)(2)	3.16%	3.15%	3.85%	3.61%	3.96%	3.39%	4.03%
Efficiency ratio	67.70%	70.63%	68.74%	73.09%	73.03%	69.84%	66.05%
Adjusted efficiency ratio (1)(2)	67.70%	66.20%	68.74%	73.09%	75.40%	68.63%	73.59%

Asset Quality:(3)
Past due to total loans	3.61%	3.86%	2.80%	3.61%	2.41%	3.61%	2.41%
Non-performing loans to total loans	2.23%	2.25%	1.56%	1.70%	1.03%	2.23%	1.03%
Non-performing assets to total assets	1.98%	2.05%	1.60%	1.72%	1.10%	1.98%	1.10%
ALLL to non-performing loans	34.00%	33.78%	62.60%	56.96%	94.10%	34.00%	94.10%
ALLL to total loans	0.76%	0.76%	0.98%	0.97%	0.97%	0.76%	0.97%
Net charge-offs to average loans	0.10%	0.10%	0.02%	0.00%	0.01%	0.25%	0.07%

Capital:
Tier 1 capital to average assets(4)	10.85%	12.04%	16.02%	16.24%	16.56%	10.85%	16.56%
Tier 1 capital to risk-weighted assets(4)	11.85%	11.94%	17.14%	18.79%	18.23%	11.85%	18.23%
Common equity tier 1 capital to risk-weighted assets(4)	10.18%	10.24%	15.19%	16.62%	16.23%	10.18%	16.23%
Total capital to risk-weighted assets(4)	14.60%	14.77%	18.01%	19.65%	19.11%	14.60%	19.11%
Total equity to total assets	10.96%	11.05%	15.69%	16.24%	15.85%	10.96%	15.85%
Tangible common stockholders' equity to tangible assets	8.98%	8.99%	13.88%	14.30%	13.85%	8.98%	13.85%

Per Share Amounts:
Book value per share	$15.47	$15.18	$14.91	$14.67	$14.34	$15.47	$14.34
Tangible book value per share (1)	$12.89	$12.55	$13.47	$13.18	$12.79	$12.89	$12.79
Basic earnings per common share	$0.34	$0.25	$0.25	$0.27	$0.24	$1.11	$1.60
Diluted earnings per common share	$0.33	$0.25	$0.25	$0.27	$0.24	$1.10	$1.57
Adjusted diluted earnings per common share(1)(2)	$0.33	$0.32	$0.25	$0.27	$0.19	$1.17	$0.80
Shares outstanding end of period	18,078,247	18,106,978	18,107,493	18,015,423	18,018,200	18,078,247	18,018,200

Unaudited consolidated balance sheet as of:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015
ASSETS
Total cash and cash equivalents	$114,514	$104,725	$61,750	$123,715	$105,277
Securities - available for sale	275,029	286,574	159,790	161,517	163,169
Securities - held to maturity	29,352	29,316	27,502	25,796	—
Loans held for sale	—	9,623	—	3,043	1,341
Loans held for investment	2,027,624	1,959,855	1,410,518	1,245,840	1,291,885
Allowance for loan and lease losses	(15,405)	(14,912)	(13,772)	(12,093)	(12,567)
Loans, net	2,012,219	1,944,943	1,396,746	1,233,747	1,279,318
FHLB stock	8,430	8,397	6,368	4,234	3,818
Premises and equipment, net	45,460	45,050	19,629	19,934	22,227
Other real estate owned ("OREO"), net	6,077	8,061	6,074	7,478	5,177
Goodwill and intangible assets, net	46,531	47,449	26,160	26,877	27,854
Bank-owned life insurance	36,509	36,347	29,786	29,658	29,535
Deferred tax asset, net	18,825	20,042	15,042	15,240	15,945
Other assets	48,121	34,963	34,548	36,556	37,652
Total assets	$2,641,067	$2,575,490	$1,783,395	$1,687,795	$1,691,313
LIABILITIES
Non-interest bearing deposits	$363,351	$339,999	$170,834	$160,818	$168,264
Interest bearing deposits	1,652,434	1,610,678	1,104,320	1,099,575	1,080,686
Total deposits	2,015,785	1,950,677	1,275,154	1,260,393	1,248,950
Customer repurchase agreements	10,490	15,329	13,635	9,641	9,317
Federal Home Loan Bank advances	230,000	230,000	180,500	110,000	130,000
Junior subordinated debentures	32,740	32,640	24,823	24,754	24,687
Subordinated notes	48,734	48,676	—	—	—
Other liabilities	13,973	13,647	9,520	8,893	10,321
Total liabilities	2,351,722	2,290,969	1,503,632	1,413,681	1,423,275
EQUITY
Preferred stock series A	4,550	4,550	4,550	4,550	4,550
Preferred stock series B	5,196	5,196	5,196	5,196	5,196
Common stock	182	182	182	181	181
Additional paid-in-capital	197,157	196,306	195,711	194,687	194,297
Treasury stock, at cost	(1,374)	(751)	(741)	(597)	(560)
Retained earnings	83,910	77,846	73,340	68,909	64,097
Accumulated other comprehensive income	(276)	1,192	1,525	1,188	277
Total equity	289,345	284,521	279,763	274,114	268,038
Total liabilities and equity	$2,641,067	$2,575,490	$1,783,395	$1,687,795	$1,691,313

Unaudited consolidated statement of income:

	For the Three Months Ended					For the Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015	2016	2015
Interest income:
Loans, including fees	$26,486	$23,123	$18,547	$16,088	$15,524	$84,244	$61,637
Factored receivables, including fees	9,731	9,021	8,639	7,822	8,952	35,213	33,944
Taxable securities	1,317	1,154	965	768	669	4,204	2,655
Tax exempt securities	85	80	6	7	14	178	59
Cash deposits	155	93	197	208	122	653	465
Total interest income	37,774	33,471	28,354	24,893	25,281	124,492	98,760
Interest expense:
Deposits	2,735	2,408	2,020	1,993	1,905	9,156	6,906
Junior subordinated debentures	431	382	312	302	288	1,427	1,121
Subordinated notes	835	—	—	—	—	835	—
Other borrowings	229	263	115	109	38	716	82
Total interest expense	4,230	3,053	2,447	2,404	2,231	12,134	8,109
Net interest income	33,544	30,418	25,907	22,489	23,050	112,358	90,651
Provision for loan losses	2,446	2,819	1,939	(511)	1,178	6,693	4,529
Net interest income after provision for loan losses	31,098	27,599	23,968	23,000	21,872	105,665	86,122
Non-interest income:
Service charges on deposits	1,109	984	695	659	744	3,447	2,732
Card income	842	767	577	546	559	2,732	2,234
Net OREO gains (losses) and valuation adjustments	(275)	63	(1,204)	(11)	(128)	(1,427)	(108)
Net gains (losses) on sale of securities	7	(68)	—	5	2	(56)	259
Net gains on sale of loans	—	—	4	12	234	16	1,630
Fee income	547	655	504	534	465	2,240	1,931
Bargain purchase gain	—	—	—	—	900	—	15,117
Asset management fees	1,787	1,553	1,605	1,629	1,670	6,574	5,646
Other	2,191	2,145	1,487	1,607	1,125	7,430	3,856
Total non-interest income	6,208	6,099	3,668	4,981	5,571	20,956	33,297
Non-interest expense:
Salaries and employee benefits	15,351	14,699	12,229	12,252	12,448	54,531	50,175
Occupancy, furniture and equipment	2,353	1,921	1,534	1,493	1,546	7,301	6,259
FDIC insurance and other regulatory assessments	265	143	281	224	300	913	1,086
Professional fees	1,481	1,874	1,101	1,073	906	5,529	4,429
Amortization of intangible assets	1,130	958	717	977	1,141	3,782	3,979
Advertising and promotion	790	779	628	519	374	2,716	2,061
Communications and technology	1,830	1,966	1,263	1,432	1,596	6,491	4,360
Other	3,711	3,452	2,578	2,108	2,591	11,849	9,516
Total non-interest expense	26,911	25,792	20,331	20,078	20,902	93,112	81,865
Net income before income tax	10,395	7,906	7,305	7,903	6,541	33,509	37,554
Income tax expense	4,134	3,099	2,679	2,897	2,032	12,809	8,421
Net income	$6,261	$4,807	$4,626	$5,006	$4,509	$20,700	$29,133
Dividends on preferred stock	(197)	(301)	(195)	(194)	(197)	(887)	(780)
Net income available to common stockholders	$6,064	$4,506	$4,431	$4,812	$4,312	$19,813	$28,353

Earnings per share:

	For the Three Months Ended					For the Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015	2016	2015
Basic
Net income to common stockholders	$6,064	$4,506	$4,431	$4,812	$4,312	$19,813	$28,353
Weighted average common shares outstanding	17,890,781	17,859,604	17,859,604	17,816,930	17,747,043	17,856,828	17,720,479
Basic earnings per common share	$0.34	$0.25	$0.25	$0.27	$0.24	$1.11	$1.60

Diluted
Net income to common stockholders	$6,064	$4,506	$4,431	$4,812	$4,312	$19,813	$28,353
Dilutive effect of preferred stock	197	—	—	—	—	—	780
Net income to common stockholders - diluted	$6,261	$4,506	$4,431	$4,812	$4,312	$19,813	$29,133
Weighted average common shares outstanding	17,890,781	17,859,604	17,859,604	17,816,930	17,747,043	17,856,828	17,720,479
Dilutive effects of:
Restricted stock	66,613	148,977	112,880	113,788	86,508	110,565	79,821
Assumed exercises of stock warrants	118,285	93,095	70,101	50,558	82,700	83,010	48,238
Assumed exercises of stock options	12,511	—	—	—	—	3,128	—
Assumed conversion of Preferred A	315,773	—	—	—	—	—	315,773
Assumed conversion of Preferred B	360,578	—	—	—	—	—	360,578
Weighted average shares outstanding - diluted	18,764,541	18,101,676	18,042,585	17,981,276	17,916,251	18,053,531	18,524,889
Diluted earnings per common share	$0.33	$0.25	$0.25	$0.27	$0.24	$1.10	$1.57

Shares that were not considered in computing diluted earnings per common share because they were antidilutive are as follows:

	For the Three Months Ended					For the Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2016	2016	2016	2016	2015	2016	2015
Assumed conversion of Preferred A	—	315,773	315,773	315,773	315,773	315,773	—
Assumed conversion of Preferred B	—	360,578	360,578	360,578	360,578	360,578	—
Restricted stock awards	—	—	76,362	—	—	—	—
Stock options	—	164,175	164,175	—	—	—	—

Loans held for investment summarized as of:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015
Commercial real estate	$442,237	$420,742	$298,991	$293,485	$291,819
Construction, land development, land	109,812	101,169	36,498	41,622	43,876
1-4 family residential properties	104,974	108,721	74,121	76,973	78,244
Farmland	141,615	139,109	35,795	33,250	33,573
Commercial	778,643	777,806	574,508	509,433	495,356
Factored receivables	238,198	213,955	237,520	199,532	215,088
Consumer	29,764	25,602	17,339	13,530	13,050
Mortgage warehouse	182,381	172,751	135,746	78,015	120,879
Total loans	$2,027,624	$1,959,855	$1,410,518	$1,245,840	$1,291,885

A portion of our total loan portfolio consists of commercial finance products offered under our commercial finance brands on a nationwide basis, as further summarized below:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015
Equipment	$190,393	$181,987	$167,000	$159,755	$148,951
Asset based lending (General)	161,454	129,501	114,632	85,739	75,134
Asset based lending (Healthcare)	79,668	84,900	81,664	79,580	80,200
Premium finance	23,971	27,573	6,117	3,506	1,612
Factored receivables	238,198	213,955	237,520	199,532	215,088
Commercial finance	$693,684	$637,916	$606,933	$528,112	$520,985

Commercial finance % of total loans	34%	33%	43%	42%	40%
Yield on commercial finance loans	10.54%	10.57%	11.40%	11.11%	11.62%

Deposits summarized as of:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015
Non-interest bearing demand	$363,351	$339,999	$170,834	$160,818	$168,264
Interest bearing demand	340,362	311,351	235,877	227,002	238,833
Individual retirement accounts	103,022	103,007	64,204	63,265	60,971
Money market	213,253	209,572	120,929	111,578	112,214
Savings	171,354	171,665	77,625	77,969	74,759
Certificates of deposit	756,351	765,093	555,710	569,820	543,909
Brokered deposits	68,092	49,990	49,975	49,941	50,000
Total deposits	$2,015,785	$1,950,677	$1,275,154	$1,260,393	$1,248,950

Net interest margin summarized for the three months ended:

	December 31, 2016			September 30, 2016
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Interest earning cash balances	$109,898	$155	0.56%	$73,022	$93	0.51%
Taxable securities	280,764	1,283	1.82%	253,690	1,138	1.78%
Tax exempt securities	28,116	85	1.20%	28,239	80	1.13%
FHLB stock	8,466	34	1.60%	9,627	16	0.66%
Loans	1,957,167	36,217	7.36%	1,723,896	32,144	7.42%
Total interest earning assets	$2,384,411	$37,774	6.30%	$2,088,474	$33,471	6.38%
Non-interest earning assets:
Other assets	218,815			193,805
Total assets	$2,603,226			$2,282,279
Interest bearing liabilities:
Deposits:
Interest bearing demand	$333,327	$91	0.11%	$280,689	$71	0.10%
Individual retirement accounts	101,860	286	1.12%	87,723	253	1.15%
Money market	208,674	102	0.19%	182,124	96	0.21%
Savings	171,175	20	0.05%	140,338	23	0.07%
Certificates of deposit	762,644	2,062	1.08%	670,372	1,839	1.09%
Brokered deposits	61,293	174	1.13%	49,964	126	1.00%
Total deposits	1,638,973	2,735	0.66%	1,411,210	2,408	0.68%
Junior subordinated debentures	32,685	431	5.25%	29,977	382	5.07%
Subordinated notes	48,695	835	6.82%	—	—	—
Other borrowings	218,105	229	0.42%	257,358	263	0.41%
Total interest bearing liabilities	$1,938,458	$4,230	0.87%	$1,698,545	$3,053	0.72%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	361,292			283,128
Other liabilities	13,061			11,986
Total equity	290,415			288,620
Total liabilities and equity	$2,603,226			$2,282,279
Net interest income		$33,544			$30,418
Interest spread			5.43%			5.66%
Net interest margin			5.60%			5.79%

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended					As of and for the Years Ended
(Dollars in thousands,	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
except per share amounts)	2016	2016	2016	2016	2015	2016	2015
Net income available to common stockholders	$6,064	$4,506	$4,431	$4,812	$4,312	$19,813	$28,353
Bargain purchase gain, non-taxable	—	—	—	—	(900)	—	(15,117)
Acquisition related costs	—	1,618	—	—	—	1,618	243
Incremental bonus related to acquisition	—	—	—	—	—	—	1,750
Escrow recovery from DHF	—	—	—	—	—	—	(300)
Tax effect of acquisition related costs	—	(251)	—	—	—	(251)	(592)
Adjusted net income available to common stockholders	$6,064	$5,873	$4,431	$4,812	$3,412	$21,180	$14,337
Dilutive effect of convertible preferred stock	197	197	—	—	—	783	—
Adjusted net income available to common stockholders - diluted	$6,261	$6,070	$4,431	$4,812	$3,412	$21,963	$14,337

Weighted average shares outstanding - diluted	18,764,541	18,101,676	18,042,585	17,981,276	17,916,251	18,053,530	18,524,889
Adjusted effects of assumed Preferred Stock conversion	—	676,351	—	—	—	676,351	(676,351)
Adjusted weighted average shares outstanding - diluted	18,764,541	18,778,027	18,042,585	17,981,276	17,916,251	18,729,881	17,848,538
Adjusted diluted earnings per common share	$0.33	$0.32	$0.25	$0.27	$0.19	$1.17	$0.80

Net income available to common stockholders	$6,064	$4,506	$4,431	$4,812	$4,312	$19,813	$28,353
Average tangible common equity	233,733	235,938	241,666	235,192	229,636	236,660	218,392
Return on average tangible common equity	10.32%	7.60%	7.37%	8.23%	7.45%	8.37%	12.98%

Adjusted efficiency ratio:
Net interest income	$33,544	$30,418	$25,907	$22,489	$23,050	$112,358	$90,651
Non-interest income	6,208	6,099	3,668	4,981	5,571	20,956	33,297
Operating revenue	39,752	36,517	29,575	27,470	28,621	133,314	123,948
Bargain purchase gain	—	—	—	—	(900)	—	(15,117)
Escrow recovery from DHF	—	—	—	—	—	—	(300)
Adjusted operating revenue	$39,752	$36,517	$29,575	$27,470	$27,721	$133,314	$108,531
Non-interest expenses	$26,911	$25,792	$20,331	$20,078	$20,902	$93,112	$81,865
Acquisition related costs	—	(1,618)	—	—	—	(1,618)	(243)
Incremental bonus related to acquisition	—	—	—	—	—	—	(1,750)
Adjusted non-interest expenses	$26,911	$24,174	$20,331	$20,078	$20,902	$91,494	$79,872
Adjusted efficiency ratio	67.70%	66.20%	68.74%	73.09%	75.40%	68.63%	73.59%

Adjusted net non-interest expense to average assets ratio:
Non-interest expenses	$26,911	$25,792	$20,331	$20,078	$20,902	$93,112	$81,865
Acquisition related costs	—	(1,618)	—	—	—	(1,618)	(243)
Incremental bonus related to acquisition	—	—	—	—	—	—	(1,750)
Adjusted non-interest expenses	$26,911	$24,174	$20,331	$20,078	$20,902	$91,494	$79,872
Total non-interest income	$6,208	$6,099	$3,668	$4,981	$5,571	$20,956	$33,297
Bargain purchase gain	—	—	—	—	(900)	—	(15,117)
Escrow recovery from DHF	—	—	—	—	—	—	(300)
Adjusted non-interest income	$6,208	$6,099	$3,668	$4,981	$4,671	$20,956	$17,880
Adjusted net non-interest expenses	$20,703	$18,075	$16,663	$15,097	$16,231	$70,538	$61,992
Average total assets	$2,603,226	$2,282,279	$1,742,942	$1,682,640	$1,624,891	$2,079,756	$1,537,856
Adjusted net non-interest expense to average assets ratio	3.16%	3.15%	3.85%	3.61%	3.96%	3.39%	4.03%

	As of and for the Three Months Ended					As of and for the Years Ended
(Dollars in thousands,	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
except per share amounts)	2016	2016	2016	2016	2015	2016	2015
Reported yield on loans	7.36%	7.42%	8.50%	7.84%	8.17%	7.71%	8.62%
Effect of accretion income on acquired loans	(0.54%)	(0.32%)	(0.69%)	(0.37%)	(0.33%)	(0.48%)	(0.42%)
Adjusted yield on loans	6.82%	7.10%	7.81%	7.47%	7.84%	7.23%	8.20%

Reported net interest margin	5.60%	5.79%	6.53%	5.90%	6.20%	5.91%	6.49%
Effect of accretion income on acquired loans	(0.45%)	(0.26%)	(0.55%)	(0.29%)	(0.26%)	(0.39%)	(0.33%)
Adjusted net interest margin	5.15%	5.53%	5.98%	5.61%	5.94%	5.52%	6.16%

Total stockholders' equity	$289,345	$284,521	$279,763	$274,114	$268,038	$289,345	$268,038
Preferred stock liquidation preference	(9,746)	(9,746)	(9,746)	(9,746)	(9,746)	(9,746)	(9,746)
Total common stockholders' equity	279,599	274,775	270,017	264,368	258,292	279,599	258,292
Goodwill and other intangibles	(46,531)	(47,449)	(26,160)	(26,877)	(27,854)	(46,531)	(27,854)
Tangible common stockholders' equity	$233,068	$227,326	$243,857	$237,491	$230,438	$233,068	$230,438
Common shares outstanding	18,078,247	18,106,978	18,107,493	18,015,423	18,018,200	18,078,247	18,018,200
Tangible book value per share	$12.89	$12.55	$13.47	$13.18	$12.79	$12.89	$12.79

Total assets at end of period	$2,641,067	$2,575,490	$1,783,395	$1,687,795	$1,691,313	$2,641,067	$1,691,313
Goodwill and other intangibles	(46,531)	(47,449)	(26,160)	(26,877)	(27,854)	(46,531)	(27,854)
Adjusted total assets at period end	$2,594,536	$2,528,041	$1,757,235	$1,660,918	$1,663,459	$2,594,536	$1,663,459
Tangible common stockholders' equity ratio	8.98%	8.99%	13.88%	14.30%	13.85%	8.98%	13.85%
1)

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.  The non-GAAP measures used by the Company include the following:

•	"Common stockholders' equity" is defined as total stockholders' equity at end of period less the liquidation preference value of the preferred stock.
•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding.  Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.  Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	"Tangible common stockholders' equity" is common stockholders' equity less goodwill and other intangible assets.
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•

"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•

"Adjusted efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue and non-interest expense allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

"Adjusted net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures.  This metric is used by our management to better assess our operating efficiency.

•

"Adjusted yield on loans" is our yield on loans after excluding loan discount accretion from our acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on our yield on loans, as the effect of loan discount accretion is expected to decrease as the acquired loans pay down or mature and are removed from our balance sheet.

•

“Adjusted net interest margin” is net interest margin after excluding loan accretion from the acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discount accretion is expected to decrease as the acquired loans pay down or mature and are removed from our balance sheet.

2)	Adjusted to exclude material gains and expenses related to merger and acquisition-related activities, net of tax where applicable.
3)	Asset quality ratios exclude loans held for sale.
4)	Current quarter ratios are preliminary.

Source: Triumph Bancorp, Inc.

###

Investor Relations:

Luke Wyse

Vice President, Finance & Investor Relations

lwyse@tbkbank.com

214-365-6936

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Vice President, Marketing & Communication

atavackoli@tbkbank.com

214-365-6930